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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-23349 of Fiserv, Inc. on Form S-4 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

April 15, 1997